EMPLOYMENT AGREEMENT
                              --------------------

         THIS EMPLOYMENT AGREEMENT (this "AGREEMENT") is effective as of June 19, 2000, by and between IJNT.NET, INC., a Delaware corporation (the "COMPANY"), and Michael A. Sternberg ("EXECUTIVE").

                                    RECITALS
                                    --------

         A. Subject to the terms and provisions of this Agreement, the Company has offered to Executive the position of Chief Executive Officer of the Company, and Executive accepts such offer.

         B. The Company and Executive desire to enter into a formal arrangement as set forth herein.

                                    AGREEMENT
                                    ---------

         NOW, THEREFORE, in accordance with the recitals set forth above and AS CONSIDERATION for the representations, warranties, covenants and agreements set forth in this Agreement, as well as for other good and valuable consideration the receipt and sufficiency of which hereby are acknowledged, the Company and Executive hereby agree as follows:

         1.   Recitals an Integral Part of Agreement.
              --------------------------------------

         The recitals set forth above are and for all purposes shall be interpreted as being an integral part of this Agreement, constituting acknowledgments and agreements by and among the parties hereto, and are incorporated in this Agreement by this reference.

         2.   Employment.
              ----------

         Subject to the terms and conditions set forth in this Agreement, the Company hereby employs Executive, and Executive hereby accepts employment with the Company, as the Company's Chief Executive Officer ("CEO").

         3.   Term.
              ----

         The term of Executive's employment under this Agreement shall commence effective as of June 19, 2000 and shall continue for a period of two (2) consecutive years (the "TERM"), unless earlier terminated as herein provided or by operation of law. Thereafter, this Agreement and the Term shall be extended automatically for successive one (1) year periods unless terminated in accordance with the terms of this Agreement or unless either party hereto, not less than thirty (30) days before the commencement of any such one (1) year extension period, notifies the other party hereto that this Agreement will expire as of midnight, June 18 of the year immediately-preceding such one (1) year extension period. This Agreement may be terminated earlier as hereinafter provided.

         4.   Duties and Services.
              -------------------

         Executive shall perform such duties and functions as Executive is reasonably instructed to perform from time to time by the Board of Directors of the Company (the "BOARD OF DIRECTORS") that are reasonably within the scope of the job description of CEO. In the performance of Executive's duties, Executive shall work full-time and shall comply with the policies of the Company and be subject to the direction of the Board of Directors.

         At all times during the Term, Executive shall perform Executive's duties and obligations under this Agreement faithfully and diligently, shall devote all of Executive's business time, attention, abilities and efforts exclusively to the business of the Company and shall not accept other employment or engage in any other outside business activity that interferes with the performance of Executive's duties and responsibilities under this Agreement or involves actual or prospective competition with the business of the Company. Executive shall perform industriously Executive's duties under the supervision of and report to the Board of Directors and shall accept and comply with all directions from and all policies from time to time established by the Board of Directors.

         Executive shall not directly or indirectly render any service of a business, commercial or professional nature to any other person, entity or organization, for compensation, without the prior consent of the Board of Directors; provided, however, that the foregoing shall not preclude Executive from (a) serving on boards of trade associations and/or charitable organizations (subject to reasonable approval by the Board of Directors) and (b) engaging in charitable activities and community affairs, provided that such directorships and activities do not interfere with the proper performance of Executive's duties and responsibilities under this Agreement.

         If, at any time during the Term, Executive is a director of the Company, or is elected or appointed as a director of the Company, Executive shall serve in such capacity without additional compensation, except that Executive may receive such directors' fees or similar compensation as the Board of Directors may, in its sole and absolute discretion, establish from time to time. At the request of the Board of Directors or the board of directors of one or more subsidiaries of the Company (individually, a "SUBSIDIARY," and, collectively, "SUBSIDIARIES") or of any affiliate of the Company (individually, an "AFFILIATE," and, collectively, "Affiliates"), Executive shall serve during the Term as a director of any such Subsidiary or Affiliate without additional compensation, except that Executive may receive such directors' fees or similar compensation as the board of directors of the Subsidiaries or Affiliates may, in their sole and absolute discretion, establish from time to time; and, in the performance of such duties, Executive shall comply with the policies of the board of directors of each such Subsidiary and Affiliate. Unless the context otherwise requires, for the purposes of this Agreement, the term "COMPANY" shall be deemed to include the Company's Subsidiaries, if any, and the Company's Affiliates, if any. The Company is not required by this Agreement to cause Executive's election or appointment as a director or officer.

         5.   Base Salary.
              -----------

         As compensation for the services rendered by Executive under this Agreement, including all services rendered by Executive as an officer or director of the Company (as applicable), the Company agrees to pay to Executive, and Executive agrees to accept, a base salary at the annual rates that from time to time during the Term are established by the Compensation Committee of the Board of Directors (the "COMPENSATION COMMITTEE") or, if no Compensation

Committee exists, by the Board of Directors (the "BASE SALARY"), payable on the Company's regular payroll dates for salaried executives, and subject to such withholdings and deductions as are required by law; provided, however, that, except as otherwise provided in this Section 5, in no event shall the Base Salary be less than Three Hundred Fifty Thousand Dollars ($350,000.00) per year. Subject to the foregoing, any or all of the annual rates for the Base Salary may be increased or decreased (but in no event below $350,000) at any time and from time to time by and in the discretion of the Compensation Committee or the Board of Directors.

         6.   Additional Compensation.
              -----------------------

              (a) "Sign-on Bonus".
                  ---------------

         In addition to the Base Salary, within thirty (30) days of the date on which the Company and Executive execute and deliver this Agreement (the "EXECUTION AND DELIVERY DATE") as a "sign-on" bonus to Executive (the "SIGN-ON BONUS"), the Company shall pay to Executive One Million Dollars ($1,000,000.00). Notwithstanding the foregoing, Executive shall earn (and for all purposes shall be deemed to earn) the Sign-On Bonus during the Term. Accordingly, if Executive voluntarily terminates Executive's employment with the Company other than for Good Reason (as defined below), or if the Company terminates Executive's employment with the Company for "Cause" or otherwise terminates this Agreement for "Cause" under the terms and provisions of Section 12 of this Agreement, then the amount of the Sign-On Bonus shall be reduced in proportion to the amount of time left in the first year of employment at the date of such termination (the "UNEARNED PORTION"), and, accordingly, within thirty (30) days after the date of such termination, (i) Executive shall return to the Company the Unearned Portion, in cash or its equivalent (the "CASH RETURN"), and/or (ii), in Executive's sole and absolute discretion, Executive may repay the Sign-On Bonus by delivering shares of Company common stock having a fair market value equal to thereto.

              (b) Discretionary Cash Bonus.
                  ------------------------

         In addition to the Base Salary, at the end of each fiscal year (defined by the Company as April 1 through March 31) of the Term (commencing with the Company's fiscal year ending March 31, 2001), Executive shall be eligible to receive a cash bonus (the "DISCRETIONARY CASH BONUS"), due and payable in cash on the date that is thirty (30) days after the end of the Company's fiscal year, provided that the Compensation Committee or the Board of Directors before such date has determined and formally declared the amount of such Discretionary Cash Bonus (if any). The amount (if any) of the Discretionary Cash Bonus for any particular fiscal year of the Term shall be determined and formally declared (if at all) by the Compensation Committee or the Board of Directors by no later than April 15 of the following fiscal year. In no event shall any Discretionary Cash Bonus exceed the amount of Four Hundred Thousand Dollars ($400,000.00). In making such determination (if at all), the Compensation Committee or the Board of Directors and Executive shall mutually agree on Company objectives for each fiscal year. The Board of Directors shall make its determination based upon the Company's accomplishment of such objectives and Executive's contribution thereto.

              (c) Nonqualified Stock Options.
                  --------------------------

         In addition to the Base Salary, effective as of the Execution and Delivery Date, pursuant to the Company's 2000 Management Equity Incentive Plan (the "PLAN"), the Company shall grant to Executive nonqualified stock options ("STOCK OPTIONS") to purchase one million (1,000,000) shares of the Company's common stock ("COMMON STOCK"), with an exercise price equal to the closing sales price of Common Stock on the Execution and Delivery Date. The Stock Options will vest as follows: (i) 100,000 Stock Options as of the Execution and Delivery Date; (ii) 150,000 Stock Options at the end of each consecutive six (6) month period of continuous employment of Executive under this Agreement after the Execution and Delivery Date, until all 1,000,000 Stock Option are vested, provided that Executive is employed by the Company on each such vesting date. All Stock Options will be exercisable for a period of ten (10) years from the date of grant, subject to earlier termination or expiration as provided in this Agreement and the related Stock Option Agreement. All Stock Options will be subject to all of the terms, provisions and conditions of the Plan; provided, however, the terms and provisions of this Agreement shall supercede and control any inconsistency or contradiction between the Plan and this Agreement. With respect to any Common Stock issued or issuable to Executive upon exercise of Stock Options, Executive shall execute all "market standoff" or "lock-up" agreements required by the Company's underwriters to be executed by the Company's directors and officers generally.

              (d) Automobile Allowance.
                  --------------------

         During the Term, Executive shall be entitled to receive from the Company a monthly automobile expense allowance equal to SIX HUNDRED FIFTY ($650.00); provided, however, that Executive shall be solely and exclusively responsible and liable for maintaining automobile insurance for any automobile acquired or otherwise used by Executive in relation to such allowance.

              (e) Housing Allowance.
                  -----------------

         During the Term, the Company shall lease, at Company's expense, an apartment for the exclusive use of Executive.

              (f) Cellular Telephone, Laptop Computer and Desktop Computer.
                  --------------------------------------------------------

         During the Term, the Company at its sole expense shall make available to Executive for Executive's use a cellular telephone, a laptop computer and a desktop computer.

              (g) Travel.
                  ------

         During the Term, Executive shall be entitled to be reimbursed by the Company for air travel expenses (first class) for two trips per month (up to four days each) from Southern California to the New York area.

              (h) Directorship.
                  ------------

         As soon as practicable after the Execution and Delivery Date, the Company shall use its best efforts to ensure that Executive is nominated for election as a director of the Company.

         7.   Other Compensation and Benefits.
              -------------------------------

         During the Term, Executive shall be eligible to participate in and receive other compensation and benefits provided by the Company to its senior management personnel or its employees generally. Such benefits may include compensation and benefits provided under any profit sharing plan, 401(k) plan, stock option plan, stock purchase plan, pension plan, short and long-term disability insurance plan, hospital insurance plan, major medical insurance plan, dental insurance plan, retirement plan and group life insurance plan in accordance with the terms of such plans, as such plans may be in effect from time to time. The Company reserves the right, in its sole and absolute discretion, to amend, modify or discontinue any of such benefits for all employees generally, in accordance with applicable law.

         8.   Vacation.
              --------

         Unless for any given calendar year during the Term a longer period of vacation for Executive is approved by the Board of Directors, Executive shall accrue thirty (30) days of paid vacation each calendar year during the Term. In accordance with Company policy, unused accrued vacation days may be carried forward from one calendar year to the next. Additional vacation will not accrue once Executive has accrued the number of vacation days equivalent to twice the annual allotment. If Executive's earned but unused vacation reaches this maximum, Executive will not accrue more additional vacation benefits. If Executive later uses enough vacation to fall below the maximum, Executive will resume earning vacation benefits from that day forward.

         9.   Indemnification Insurance; Indemnification.
              ------------------------------------------

         During the Term, for the period in which Executive is a director and/or officer of the Company, the Company shall provide Executive with director's and officer's liability insurance to the extent that such insurance is provided to other directors and officers of the Company and is available at commercially reasonable premiums. Such insurance shall be in such form, and shall provide for such coverage and deductibles, as shall be commercially reasonable and standard for companies in businesses and circumstances similar to those of the Company.

         10.  Reimbursement of Expenses.
              -------------------------

         During the Term, the Company shall, upon presentation of appropriate vouchers or receipts in accordance with the Company's customary policies and practices, reimburse Executive for reasonable out-of-pocket expenses paid for by Executive on behalf of the Company in connection with the performance of Executive's duties under this Agreement.

         11.  Termination.
              -----------

              (a) Termination by the Company.
                  --------------------------

         Executive's employment under this Agreement shall be terminated upon the death of Executive and also may be terminated by the Company giving appropriate written notice of termination upon the occurrence of any of the following events:

                  (i) THE DISABILITY OF EXECUTIVE. For the purposes of this Agreement, the term "DISABILITY" shall mean the inability of Executive, due to illness, accident or any other physical or mental impairment, to perform the essential functions of Executive's position under this Agreement with reasonable accommodation for a period of six (6) consecutive months or for an aggregate of nine (9) months, whether or not consecutive, during any twelve (12) consecutive months during the Term. The determination of whether Executive is unable to perform the essential functions of Executive's position with reasonable accommodation shall be made by an independent physician mutually selected by the Company and Executive within five (5) days after the Company's written request that Executive undergo an examination for such purpose. If the Company and Executive are unable to agree within that time on the identity of the physician who will perform such examination, then the Company and Executive each shall immediately appoint a physician experienced in evaluating the disability at issue, and the two (2) appointed physicians together shall within ten (10) days after such appointment mutually select and appoint a third physician, similarly qualified, to conduct such examination. If the physicians appointed by the Company and Executive are unable to agree upon such third physician within such ten (10) days, then the appointment of such third physician to examine Executive shall occur in accordance with the procedural rules of JAMS referred to in subsection 17(a) of this Agreement. The Company will treat any and all medical information regarding Executive as confidential, in accordance with applicable law. The Company and Executive acknowledge and agree that, should Executive have a Disability as herein defined, continued employment of Executive would constitute an undue hardship for the Company.

                  (ii) THE DETERMINATION THAT CAUSE EXISTS FOR SUCH TERMINATION. For the purposes of this Agreement, the term "CAUSE" or "FOR CAUSE" shall mean any of the following:

                       (A) Executive's material breach of any provision or covenant of this Agreement, provided that Executive first shall have received prior written notice from the Board of Directors expressly addressed to Executive stating with specificity the nature of such material breach and affording Executive a reasonable opportunity, as soon as practicable, but in no event more than thirty (30) days, to initiate appropriate action to cure the material breach complained of; or

                       (B) Executive's material failure or refusal to perform Executive's duties as determined by the Board of Directors consistent with
Section 4, provided that Executive first shall have received prior written notice from the Board of Directors expressly addressed to Executive stating with specificity the nature of such material failure or refusal and affording Executive a reasonable opportunity, as soon as practicable, but in no event more than thirty (30) days, to initiate appropriate action to correct the acts or omissions complained of; or

                       (C) Executive's material breach of any provision or covenant of the Proprietary Information and Invention Assignment Agreement referred to in Section 15 of this Agreement and attached hereto as EXHIBIT C; or

                       (D) Executive's conviction of, admission of guilt to, or plea of NOLO CONTENDRE or similar plea (which, through lapse of time or otherwise, is not subject to appeal) with respect to any felony; or

                       (E) Executive's conviction of, admission of guilt to, or plea of NOLO CONTENDERE or similar plea (which, through lapse of time or otherwise, is not subject to appeal) with respect to any crime or offense of theft, embezzlement, fraud, misappropriation of funds or other act of dishonesty by Executive involving money or other property of the Company or any Subsidiary or Affiliate committed after the date of this Agreement; or

                       (F) Executive's material violation of any Company material policy, including, without limitation, any Company policy relating to discrimination or harassment; or

                       (G) Executive's willful engagement in any violation of law in Executive's capacity as CEO of the Company or any breach by Executive of Executive's duty of loyalty to the Company.

              (b) Voluntary Termination by Executive.
                  ----------------------------------

         Executive may terminate Executive's employment under this Agreement, for Good Reason or without Good Reason, effective thirty (30) days after Executive's delivery to the Company of written notice of such termination. For the purposes of this Agreement, "GOOD REASON" means and shall exist if:

                  (i) The Company relocates its principal employee offices outside the area within a radius of twenty five (25) miles from Irvine, California, without the express consent of Executive, and Executive gives the Company written notice of Executive's objection to such relocation within five
(5) days of being informed of such contemplated relocation; or

                  (ii) Without Executive's express consent, the Company substantially reduces Executive's duties and responsibilities such that it results in a material adverse reduction in Executive's position, authority or responsibilities, and the Company fails to cure such reduction in duties and responsibilities within twenty (20) days after Executive gives to the Company written notice specifying the particular acts objected to and the specific cure requested; or

                  (iii) The Company's material breach of any provision or covenant of this Agreement, provided that the Company first shall have received prior written notice from Executive stating with specificity the nature of such material breach and affording the Company a reasonable opportunity, as soon as practicable, but in no event more than thirty (30) days, to initiate appropriate action to cure the material breach complained of.

              (c) Merger, Consolidation, Reorganization or Sale of Assets.
                  -------------------------------------------------------

         This Agreement shall not be terminated either (i) upon or by any merger, consolidation, reorganization or similar transaction in which the Company is not the surviving or resulting corporation or entity or (ii) upon or by any transfer of all or substantially all of the assets of the Company. Upon any such merger, consolidation, reorganization or similar transaction, or upon any such transfer of assets, the terms and provisions of this Agreement shall be binding on and shall inure to the benefit of the surviving or resulting corporation or other entity or the corporation or other entity to which such assets are so transferred.

              (d) Resignation as Officer and Director.
                  -----------------------------------

         In the event of any termination under this Section 11 of Executive's employment under this Agreement, Executive shall be deemed to have resigned voluntarily as an officer and director of the Company or any of its Subsidiaries or Affiliates if Executive was serving in such capacity at the time of termination.

              (e) Return of Company Documents.
                  ---------------------------

         In the event of any termination of Executive's employment under this Agreement, Executive shall before or on the date of such termination deliver to the Company (and shall not keep in Executive's possession or deliver to anyone else) all devices, records, data, notes, reports, proposals, lists, customer lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property or reproductions of any of the aforementioned items belonging to the Company, its Subsidiaries, its Affiliates, its successors or its assigns; provided, however, that Executive shall have the right to retain in Executive's possession examples of Executive's documentary work product that contains no Confidential Information (as defined in subsection 14(a) of this Agreement) as determined by the Board of Directors, such determination of the Board of Directors constituting a pre-condition to such right of retention. On the date of termination of Executive's employment with the Company under this Agreement, Executive shall sign and deliver to the Company the "TERMINATION CERTIFICATION" attached hereto as EXHIBIT A.

              (f) Survival.
                  --------

         The termination of Executive's employment under this Agreement shall not affect the enforceability of Sections 12, 13, 14 and 15 of this Agreement.

         12.  Compensation Upon Termination.
              -----------------------------

              (a) Upon Termination Upon Death.
                  ---------------------------

         If Executive's employment is terminated upon Executive's death in accordance with subsection 11(a) of this Agreement, then, in exchange for execution of a general release and California Civil Code section 1542 waiver (a copy of which is attached hereto as EXHIBIT B), the Company will pay Executive's spouse, heirs, estate or personal representative, as the case may be, an amount (the "DEATH SEVERANCE PAYMENT") equal to twelve (12) months' Base Salary in effect on the date of termination plus reimbursement, under Section 10 of this Agreement, for business expenses incurred by Executive up to the date of termination. The Death Severance Payment will be paid upon receipt of the executed general release and California Civil Code section 1542 waiver. The Death Severance Payment is in addition to payment of Base Salary earned and payment of any unused accrued vacation through and including the date of termination.

         If Executive's employment is terminated as a result of Executive's death, then a PRO RATA portion of the Stock Options (determined as a percentage of the Term actually served) shall immediately vest and remain exercisable for a period of 12 months from the date of termination.

              (b) Upon Termination Upon Disability.
                  --------------------------------

         If Executive's employment is terminated upon Executive's Disability in accordance with subsection 11(a)(i) of this Agreement, then, in exchange for execution of a general release and California Civil Code section 1542 waiver (a copy of which is attached hereto as EXHIBIT B), the Company will pay Executive an amount (the "DISABILITY SEVERANCE PAYMENT") equal to twelve (12) months' Base Salary in effect on the date of termination plus reimbursement, under Section 10 of this Agreement, for business expenses incurred by Executive up to the date of termination; provided, however, that, the Disability Severance Payment shall be reduced by the sum of the amounts, if any, payable to Executive at or before the time of the Disability Severance Payment under any disability benefit plan or program of the Company. The Disability Severance Payment will be paid upon the Company's receipt of the executed general release and California Civil Code section 1542 waiver. The Disability Severance Payment is in addition to payment of Base Salary earned and payment of any unused accrued vacation through and including the date of termination.

         If Executive's employment is terminated as a result of Executive's Disability, then a PRO RATA portion of the Stock Options (determined as a percentage of the Term actually served) shall immediately vest and remain exercisable for a period of 12 months from the date of termination.

              (c) Upon Termination For Cause.
                  --------------------------

         If the Company terminates Executive's employment For Cause in accordance with subsection 11(a)(ii) of this Agreement, then Executive will receive payment of Base Salary earned and payment of any unused accrued vacation through and including the date of termination and reimbursement of expenses (the "FOR CAUSE PAYMENT").

         The For Cause Payment shall constitute Executive's sole right and exclusive remedy in the event of such termination of Executive's employment, and upon payment by the Company of the For Cause Payment, all other rights or remedies otherwise available shall cease immediately, and the Company shall have no further obligations to Executive under this Agreement, except that Executive shall have the right to exercise all benefits that have vested as of the date of termination to which Executive is entitled under any compensation or employee benefit plan of the Company in accordance with the terms and provisions of such compensation or employee benefit plan, all other documents and agreements that give rise to or otherwise govern such vested benefits and all applicable laws and regulations.

         Upon any termination of Executive's employment For Cause, all Stock Options shall cease vesting and any vested Stock Options shall immediately be terminated and cancelled and shall not be or become exercisable after the date of such termination.

              (d) Upon Voluntary Termination by Executive.
                  ---------------------------------------

         If Executive voluntarily terminates Executive's employment in accordance with subsection 11(b) of this Agreement for Good Reason, then, in exchange for execution of a general release and California Civil Code section 1542 waiver (a copy of which is attached hereto as EXHIBIT B), the Company will pay Executive an amount (the "GOOD REASON VOLUNTARY TERMINATION SEVERANCE PAYMENT") equal to Base Salary in effect on the date of termination, FOR ALL MONTHS OTHERWISE REMAINING IN THE TERM NOTWITHSTANDING SUCH TERMINATION, plus reimbursement, under Section 10 of this Agreement, for business expenses incurred by Executive up to the date of termination. The Good Reason Voluntary Termination Severance Payment will be paid upon the Company's receipt of the executed general release and California Civil Code section 1542 waiver. The Good Reason Voluntary Termination Severance Payment is in addition to payment of base salary earned and payment of any unused accrued vacation through and including the date of termination. Upon any termination by Executive for Good Reason, all Stock Options shall immediately vest and shall be exercisable for a period of 12 months from the date of termination.

         If Executive voluntarily terminates Executive's employment in accordance with subsection 11(b) of this Agreement WITHOUT Good Reason, then Executive will receive payment of Base Salary earned and payment of any unused accrued vacation through and including the date of termination (the "WITHOUT GOOD REASON VOLUNTARY TERMINATION SEVERANCE PAYMENT"). Upon any termination by Executive without Good Reason, all Stock Options shall cease vesting and only Stock Options vested as of the date of termination shall be and remain exercisable for 30 days from the date of termination.

         In either event, the Good Reason Voluntary Termination Severance Payment or the Without Good Reason Voluntary Termination Severance Payment, as the case may be, shall constitute Executive's sole right and exclusive remedy in the event of such termination of Executive's employment, and upon payment by the Company of either the Good Reason Voluntary Termination Severance Payment or the Without Good Reason Voluntary Termination Severance Payment, as the case may be, all other rights or remedies otherwise available shall cease immediately, and the Company shall have no further obligations to Executive under this Agreement, except that Executive shall have the right to exercise all benefits that have vested as of the date of termination to which Executive is entitled under any compensation or employee benefit plan of the Company in accordance with the terms and provisions of such compensation or employee benefit plan, all other documents and agreements that give rise to or otherwise govern such vested benefits and all applicable laws and regulations.

              (e) Upon Termination Other Than Upon Death or Disability or For
                  -----------------------------------------------------------
Cause or Upon Voluntary Termination.
-----------------------------------

         If Executive's employment is terminated other than pursuant to subsections 11(a), 11(a)(i), 11(a)(ii) or 11(b) of this Agreement, then, in exchange for execution of a general release and California Civil Code section 1542 waiver (a copy of which is attached hereto as EXHIBIT B), the Company will pay Executive an amount (the "WITHOUT CAUSE SEVERANCE PAYMENT") equal to Base Salary in effect on the date of termination, FOR ALL MONTHS OTHERWISE REMAINING IN THE TERM NOTWITHSTANDING SUCH TERMINATION, plus reimbursement, under Section 10 of this Agreement, for business expenses incurred by Executive up to the date of termination. The Without Cause Termination Severance Payment will be paid upon the Company's receipt of the executed general release and California Civil Code section 1542 waiver. The Without Cause Termination Severance Payment is in addition to payment of Base Salary earned and payment of any unused accrued vacation through and including the date of termination.

         The Without Cause Severance Payment shall constitute Executive's sole right and exclusive remedy in the event of such termination of Executive's employment, and upon payment by the Company of the Without Cause Severance Payment, all other rights or remedies otherwise available shall cease immediately, and the Company shall have no further obligations to Executive under this Agreement, except that Executive shall have the right to exercise all benefits that have vested as of the date of termination to which Executive is entitled under any compensation or employee benefit plan of the Company in accordance with the terms and provisions of such compensation or employee benefit plan, all other documents and agreements that give rise to or otherwise govern such vested benefits and all applicable laws and regulations.

         Upon any termination of Executive's employment pursuant to this Section, all Stock Options shall immediately vest and remain exercisable for a period of 12 months from the date of termination.

              (f) Exclusivity of Payments.
                  -----------------------

         Upon termination of Executive's employment under this Agreement, Executive shall not be entitled to any severance payment or severance benefit from the Company other than the payments and benefits provided in this Section 12.

              (g) Withholding of Taxes; Tax Reporting.
                  -----------------------------------

         The Company may withhold from any amount payable under this Agreement all such federal, state, city and other taxes and may file with appropriate governmental authorities all such information, returns or other reports with respect to the tax consequences of any amount payable under this Agreement as may in the Company's reasonable judgment be required.

              (h) Section 280G.
                  ------------

         Anything in this Agreement to the contrary notwithstanding, Executive's payments and benefits under this Agreement and all other arrangements or programs shall not, in the aggregate, exceed the maximum amount that may be paid to Executive without triggering golden parachute penalties under Section 280G and related provisions of the Internal Revenue Code of 1986, as amended, as determined in good faith by the Company's independent auditors. If Executive's benefits must be cut back to avoid triggering such penalties, then Executive's benefits shall be cut back in the priority order that Executive designates or, if Executive fails to designate promptly such an order, in the priority order that the Company designates. Executive and the Company shall cooperate reasonably with each other in connection with any administrative or judicial proceeding about the existence or amount of golden parachute penalties on payments or benefits that Executive receives from the Company. This Section 12(h) shall not be applicable if the Executive's payments and benefits triggering the golden parachute penalties of Code Section 280G were approved by the shareholders of the Company as required by Code Section 280G(b)(5)(b), and the Company shall undertake its reasonable best efforts to obtain such shareholder approval.

         13.  Covenants Not to Compete.
              -------------------------

              (a) Covenants.
                  ---------

         Throughout the Term, Executive shall not, directly or indirectly, as an employee, agent, advisor, independent contractor, officer, director, manager, member, partner, owner, consultant or otherwise, (i) compete with the Company or with any of its Subsidiaries or Affiliates, (ii) solicit for employment or any other capacity any employee or executive of the Company or of any of its Subsidiaries or Affiliates, (iii) induce or attempt to induce any employee of the Company or of any of its Subsidiaries or Affiliates to leave the employ of the Company or of any of its Subsidiaries or Affiliates, (iv) solicit any actual or prospective customer of the Company or of any of its Subsidiaries or Affiliates for any business that competes directly or indirectly with the Company or any of its Subsidiaries or Affiliates or (v) interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between any customer, client, licensor, licensee, supplier, consultant or employee of the Company or of any of its Subsidiaries or Affiliates. An activity competitive with an activity engaged in by the Company or by any of its Subsidiaries or Affiliates shall include, without limitation, becoming an employee, agent, advisor, independent contractor, officer, director, manager, member, partner, owner, consultant or other assistant or representative of, or being an investor to any extent or in any manner in, any entity or person engaged in any business that is competitive with the business of the Company. Notwithstanding any of the foregoing, for the purposes of this Agreement, the beneficial ownership by Executive of less than a one percent (1.0%) interest in any publicly-traded entity shall not be deemed to be competition with the Company or with any of its Subsidiaries or Affiliates.

              (b) Solicitation of Employees.
                  -------------------------

         Executive agrees that, for a period of one (1) year after the termination of Executive's employment with the Company, Executive shall not employ or offer to employ or solicit the employment of any employee of the Company or of any of its Subsidiaries or Affiliates, either for Executive's own purpose or for any other person or entity. During the period of one (1) year after termination, Executive further agrees that Executive shall not divulge any of the Company's Confidential Information (as that term is defined in Section 14 of this Agreement) to solicit, directly or indirectly, employees, contractors, licensees or customers of the Company or of any of its Subsidiaries or Affiliates, either for Executive's own purpose or for any other person or entity.

              (c) Enforceability.
                  --------------

         The covenants set forth in subsections 13(a) and (b) of this Agreement shall be construed as an agreement independent of any other provision of this Agreement, and the existence of any claim or cause of action of Executive against the Company or against any of its Subsidiaries or Affiliates, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any of such covenants. Executive expressly waives any right to assert inadequacy of consideration as a defense to enforcement of any of the provisions of this Section 13. Executive and the Company hereby acknowledge that it is the desire and intent of Executive and the Company, and Executive and the Company hereby agree, that the terms and provisions of this
Section 13 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought.

         14.  Covenants Regarding Confidentiality.
              -----------------------------------

              (a) Covenants.
                  ---------

         Executive acknowledges and agrees that Executive has been and will continue to be entrusted with trade secrets and proprietary information regarding, without limitation, Inventions (as defined in the Proprietary Information and Invention Assignment Agreement attached hereto as EXHIBIT C), the products, processes, know-how, designs, formulas, marketing techniques and future business plans, customer lists and information concerning the identity, needs and desires of actual and potential customers of the Company, its Subsidiaries or its Affiliates, competitive analyses, pricing policies, the substance of agreements with customers and others, marketing or concession arrangements, servicing and training programs and arrangements, developmental or experimental work, improvements, inventions, formulas, ideas, designs, computer programs, data bases, other original works of authorship, financial information or other subject matter pertaining to any business of the Company or any of its Subsidiaries, Affiliates, clients, consultants or licensees and all documents embodying such confidential information (collectively, "CONFIDENTIAL INFORMATION"), all of which derives significant economic value from not being generally known by others outside the Company. In connection with the foregoing, Executive specifically acknowledges (a) that the customer lists of the Company are confidential and not readily known by the Company's competitors, (b) that such customers are particularly important to the Company's business, (c) that business relationships between such customers and the Company normally would continue unless interfered with and (d) that solicitation of such customers by Executive, following termination of Executive's employment under this Agreement, would cause injury to the Company's business.

         During the Term and for a period of two (2) years thereafter, except for the sole benefit of the Company or with the express written consent of the Board of Directors, Executive shall not at any time, directly or indirectly, disclose to or permit to be known by any person, firm, corporation or other form of entity any Confidential Information acquired by Executive during the course of or as an incident to Executive's employment under this Agreement, or as a result of Executive's association with the Company or any of its Subsidiaries or Affiliates, whether or not relating to the Company or any of its Subsidiaries or Affiliates, the directors of the Company or its Subsidiaries or Affiliates, any client of the Company or of any of its Subsidiaries or Affiliates, or any corporation, partnership or other entity owned or controlled, directly or indirectly, by any of the foregoing, or in which any of the foregoing has a beneficial interest, including, without limitation, the business affairs of each of the foregoing, except as required by law to be disclosed (in which case Executive first shall give the Company written notice of such requirement reasonably in advance of such anticipated required disclosure and shall assist the Company in obtaining a protective order or confidential treatment to the extent requested by the Company). Notwithstanding any of the foregoing, for the purposes of this Agreement, the term "CONFIDENTIAL INFORMATION" shall not include (i) any information that was in the public domain at the time of disclosure to Executive or that comes lawfully into the public domain without breach of this Agreement, (ii) was or is rightfully in Executive's possession prior to disclosure by the Company or (iii) was or is received by Executive from a third party having a right to disclose such information without restriction and without breach of any agreement with the Company.

              (b) Enforceability.
                  --------------

         The covenants set forth in subsection 14(a) of this Agreement shall be construed as an agreement independent of any other provision of this Agreement, and the existence of any claim or cause of action of Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any of such covenants. Executive expressly waives any right to assert inadequacy of consideration as a defense to enforcement of any of the provisions of this Section 14. Executive and the Company hereby acknowledge that it is the desire and intent of Executive and the Company, and Executive and the Company hereby agree, that the terms and provisions of this Section 14 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought.

         15.  Proprietary Information and Invention Assignment Agreement.
              ----------------------------------------------------------

         As a material inducement to the Company to execute and deliver to Executive this Agreement, and as a condition to the enforceability of this Agreement against the Company, concurrently with Executive's execution and delivery to the Company of this Agreement, Executive shall execute and deliver to the Company a Proprietary Information and Invention Assignment Agreement substantially in the form attached hereto as EXHIBIT C (the "PROPRIETARY INFORMATION AND INVENTION ASSIGNMENT AGREEMENT").

         16.  Unique Nature of Services; Right to Injunction.
              ----------------------------------------------

         Executive acknowledges and agrees that Executive's services under this Agreement are unique and of extraordinary character and that it would be extremely difficult or impossible for the Company to replace such services or determine the damages that would result from the loss of such services. Executive therefore agrees that the Company's remedies at law are inadequate in the event of any breach of this Agreement by Executive, and Executive consents to the issuance of a temporary restraining order, preliminary and permanent injunction and other appropriate relief to restrain any actual or threatened violation of this Agreement, without limiting any of the other remedies that the Company may have at law or in equity. If Executive violates or threatens to violate any of the provisions of this Agreement, then, in addition to all other rights and remedies that the Company may have under the terms of this Agreement and all applicable law, the Company shall have the right to seek and obtain equitable relief in the form of a temporary restraining order and permanent injunction against Executive and any corporation, business, firm, partnership, limited-liability company, association, consortium, group, other form of entity or individual participating in such violation or threatened violation, without the proof of actual damages.

         17.  Mediation, Arbitration and Consent to Jurisdiction.
              --------------------------------------------------

              (a) Mediation and Arbitration.
                  -------------------------

                  (i) If a dispute, claim or controversy arises between the Company and Executive with respect to any provision of this Agreement, or the interpretation or performance of this Agreement, and such dispute, claim or controversy is declared by written notice from one party hereto to the other, then the Company and Executive shall negotiate in good faith toward resolution of such dispute, claim or controversy. If such dispute, claim or controversy cannot be resolved within a period of sixty (60) days (or such shorter period as may be specified herein) after such notice is given, then the Company and Executive first shall endeavor to settle such dispute, claim or controversy in an amicable manner by mediation administered by JAMS under JAMS' employment dispute resolution mediation rules, before resorting to arbitration. Thereafter, any remaining unresolved dispute, claim or controversy arising out of or relating to this Agreement, or the breach thereof, shall be settled by binding arbitration in Orange County, California, under the laws of the State of California, in accordance with the binding arbitration rules of JAMS unless and except if in conflict with this Agreement. The arbitration tribunal shall consist of one (1) arbitrator. The determination of the arbitrator shall be conclusive and binding on the Company and Executive. The identity of the arbitrator shall be mutually acceptable to both the Company and Executive, and he or she shall preside and decide the dispute, claim or controversy unless the Company and Executive agree in writing to the contrary. If the Company and Executive fail to agree on the identity of the arbitrator, then the Company and Executive shall accept an arbitrator appointed by JAMS.

                  (ii) The award of the arbitrator may be, alternatively or cumulatively, for monetary damages, an order requiring the performance of non-monetary obligations (including specific performance) or any other appropriate order or remedy. The arbitrator may issue interim awards and order provisions or measures that should be taken in order to preserve the respective rights of the Company and Executive.

                  (iii) Any award rendered by the arbitrator shall be in writing, setting forth the reasons for the award, and shall be the final disposition on the merits. Judgment upon the award may be rendered in any court having jurisdiction, or application may be made to any such court having jurisdiction, or application may be made to any such court for a judicial acceptance of the award and an order of enforcement, as the case may be. The Company and Executive waive any right that they may enjoy under any federal or state law to apply to any federal or state court for relief from the provisions of this paragraph or from any decision of the arbitrator made before the award. THE COMPANY AND EXECUTIVE ACKNOWLEDGE AND AGREE THAT EACH OF THEM IS WAIVING THE RIGHT TO A JURY TRIAL.

                  (iv) The party that prevails in the arbitration shall be entitled to recover from the party that loses in the arbitration all expenses, including, without limitation, reasonable attorneys' fees and expenses, incurred in ascertaining such party's rights and in preparing to enforce and/or defend and in enforcing and/or defending such party's rights under this Agreement.

                  (v) The procedure set forth in this subsection 17(a) shall be the exclusive remedy available to the Company and Executive to resolve any dispute, claim or controversy arising under this Agreement or out of Executive's employment with the Company.

              (b) Consent to Jurisdiction.
                  -----------------------

         Notwithstanding anything to the contrary contained in subsection 17(a) of this Agreement, each of the Company and Executive hereby irrevocably submits to the exclusive jurisdiction of the Superior Court of the State of California, Orange County, or to the exclusive jurisdiction of the United States District Court, Central District of California (Southern Division), only for the purposes of either (i) obtaining relief not within the jurisdiction or powers of the arbitrator, in connection with any suit, action or other proceeding brought by any party hereto or any of its respective heirs, successors or assigns, as applicable, arising out of or related to Sections 13, 14, 15, and 16 of this Agreement or (ii) the enforcement of the arbitrator's determination as provided in subsection 17(a) of this Agreement; and each of the Company and Executive agrees not to assert by way of motion, as a defense or otherwise, in any such suit, action or proceeding, any claim that such party hereto is not subject to the jurisdiction of the above-named courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement may not be enforced in or by such courts. Executive agrees that all actions and proceedings permitted to be instituted under this Agreement by Executive or Executive's successors or assigns in a forum other than arbitration arising out of or related to this Agreement or the transactions contemplated by this Agreement shall be commenced only in the courts having a situs in Orange County, California.

         18.  Representations, Warranties and Covenants of Executive.
              ------------------------------------------------------

         In order to induce the Company to enter into and perform this Agreement, Executive represents and warrants that Executive is not a party to any contract, agreement or understanding that prevents or prohibits Executive from entering into this Agreement or fully performing all of Executive's obligations under this Agreement and that Executive's performance of all of the terms of this Agreement and Executive's employment by the Company does not and will not breach any agreement to keep in confidence proprietary information acquired by Executive in confidence or in trust before Executive's employment by the Company.

         19.  Voluntary Execution and Delivery; Legal Counsel.
              ------------------------------------------------

         Executive acknowledges that Executive has read carefully this Agreement and understands its terms and that Executive voluntarily is executing and delivering this Agreement. Executive acknowledges that the Company's legal counsel is not legal counsel to Executive and has not advised Executive in any way in connection with or regarding this Agreement. Executive represents, warrants and acknowledges to the Company that Executive has been given and had the opportunity to be represented by independent legal counsel in connection with this Agreement and has consulted with such legal counsel or has waived Executive's right to do so.

         20.  Miscellaneous.
              -------------

              (a) Governing Law.
                  -------------

         The validity, construction, interpretation and enforceability of this Agreement shall be determined and governed by the laws of the State of California. Notwithstanding the foregoing, if any law or set of laws of the State of California requires or otherwise dictates that the laws of another state or jurisdiction be applied in any proceeding involving this Agreement, then such law or laws of the State of California shall be superseded by this subsection, and the remaining laws of the State of California nonetheless shall be applied in such proceeding.

              (b) Severability.
                  ------------

         If any court of competent jurisdiction determines that any provision of this Agreement is, but for the provisions of this subsection, illegal or void as against public policy, for any reason, then such provision shall automatically be amended or modified to the extent (but only to the extent) necessary to make it sufficiently narrow in scope, time and geographic area that such court shall determine it not to be illegal or void as against public policy. If any such provision cannot be amended or modified to the extent provided in the immediately-preceding sentence hereof, then such provision shall be severed from this Agreement. In either event, all other remaining terms and provisions of this Agreement and of each other agreement entered into pursuant to this Agreement shall remain in full force and effect and shall remain binding on the Company and Executive as if such severed provision had not been contained herein. Any such amendment, modification or severance shall apply only with respect to the operation of this Agreement in the particular jurisdiction in which such determination of illegality or unenforceability is made.

              (c) Notices.
                  -------

         Any notice or communication required or permitted under this Agreement shall be in writing and shall be deemed to have been received by the party to whom such notice or communication is addressed (i) upon delivery, if delivered personally, or (ii) upon receipt by the TRANSMITTING party, if transmitting such notice or communication via telex or facsimile machine, of an acknowledgment of receipt of such notice or communication transmitted by the receiving party to the transmitting party via telex or facsimile machine, or (iii) twenty four (24) hours after deposited, prepaid, in a Fedex or similar depository for expedited overnight delivery or (iv) ten (10) business days after deposited in the United States mail, registered or certified, postage prepaid, return receipt requested, addressed as follows:

                  If to the Company:        IJNT.NET, INC.
                                            Attn:  Secretary
                                            2030 Main Street
                                            Suite 550
                                            Irvine, CA  92614

                                            FAX:  (949) 261-2714

                  If to Executive:          8 Sunnyfield Drive
                                            Annandale, NJ  08801
                                            FAX: (908) 730-0860

or to such other persons or addresses as either of the Company or Executive from time to time may provide in writing to each other.

              (d) Waiver.
                  ------

         No failure on the part of either party hereto to exercise, and no delay in exercising, any right, power or remedy under this Agreement shall operate as a waiver thereof or as a waiver of any other right, power or remedy under this Agreement or the performance of any obligation under this Agreement of either party hereto; and no single or partial exercise by either party hereto of any right, power or remedy under this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

              (e) Amendment and Modification.
                  --------------------------

         Subject to applicable law and upon the approval of the Board of Directors, this Agreement may be amended, modified and supplemented with respect to any of the terms of this Agreement by written agreement by and between the Company and Executive. The provisions of this Agreement shall not be extended, varied, changed, modified, amended or supplemented other than by an agreement in writing approved by the Board of Directors and executed by both a duly authorized officer of the Company and Executive.

              (f) Assignability and Binding Effect.
                  --------------------------------

         This Agreement shall inure to the benefit of and be binding on the heirs, executors, administrators, successors and legal representatives of Executive and shall inure to the benefit of and be binding on the Company and its successors and assigns, but the obligations of Executive under this Agreement may not be delegated by any purported assignment of this Agreement by Executive.

              (g) Captions and Headings.
                  ---------------------

         The captions and headings used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any term or provision of this Agreement, and all terms and provisions of this Agreement shall be enforced and construed as if no captions or headings appeared in this Agreement.

              (h) Interpretation and Construction.
                  -------------------------------

         If any provision of this Agreement requires interpretation by an arbitrator or court, then such interpretation or construction shall not apply a presumption that the terms hereof shall be more strictly construed against the Company by reason of the rule of construction that a document is to be construed more strictly against the person or agent of such person who prepared the same, it being hereby acknowledged and agreed by both the Company and Executive that both of them participated in the negotiation and preparation of this Agreement.

              (i) Further Assurances.
                  ------------------

         Each of the Company and Executive shall execute and deliver all such further instruments and take such other and further actions as reasonably may be necessary or appropriate to carry out the provisions of this Agreement.

              (j) Limitations on Actions.
                  ----------------------

         Executive agrees not to commence any action arising out of or in any way related to this Agreement or to Executive's employment with the Company more than six (6) months after the termination of Executive's employment. Executive agrees that six (6) months is a reasonable amount of time in which to commence any such action and expressly waives any statute of limitations to the contrary.

              (k) Entire Agreement and Binding Effect.
                  -----------------------------------

         This Agreement and the Proprietary Information and Invention Assignment Agreement (collectively, the "AGREEMENTS") constitute the entire agreement of the parties hereto and supersedes all prior understandings, agreements or representations by or between the parties hereto, whether oral or in writing, that may have been related to the subject matter of the Agreements in any manner. No restrictions, promises, warranties, covenants or undertakings exist relating to the subject matter of the Agreements other than those expressly provided for in the Agreements.

              (l) Counterpart Execution.
                  ---------------------

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the Company and Executive have executed this Agreement to be effective as of the date first written above.


THE "COMPANY":                            "EXECUTIVE":

IJNT.NET, INC.,
a Delaware corporation                     /S/ Michael A. Sternberg
                                          --------------------------------------
                                          Michael A. Sternberg

By:   /S/ Jon H. Marple
   --------------------------------------
       Jon H. Marple,
       Chairman

                                    EXHIBIT A
                                    ---------

                            TERMINATION CERTIFICATION
                            -------------------------


         I hereby certify that I do not have in my possession, and I have not failed to return to the Company (as defined below), devices, records, data, notes, reports, proposals, lists, customer lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property or reproductions of any of the aforementioned items belonging to IJNT.NET, INC., a Delaware corporation ("IJNT"), its Subsidiaries, its Affiliates, its successors or its assigns (together, collectively, the "COMPANY").

         I hereby further certify that I have complied in all material respects with all of the terms of that certain Employment Agreement, effective as of June 16, 2000, by and between IJNT and me (the "EMPLOYMENT Agreement"). I further certify that I have complied in all material respects with all of the terms of that certain Proprietary Information and Invention Assignment Agreement, effective as of June 16, 2000, by and between IJNT and me, including the reporting of inventions and original works of authorship conceived or made by me (solely or jointly with others).

         I further certify that I will comply in all material respects with all provisions of the Employment Agreement and the Proprietary Information and Invention Assignment Agreement that survive the termination of my employment with the Company, including, without limitation, Sections 12, 13, 14, and 15 of the Employment Agreement.



Dated:
      -----------------------              -------------------------------------
                                           Michael A. Sternberg

                                    EXHIBIT B
                                    ---------

                               WAIVER AND RELEASE
                               ------------------


         For full and valuable consideration, I, Michael A. Sternberg, hereby agree to the following Waiver and Release provision relating to my employment and its termination with IJNT.NET, INC. (the "COMPANY"):

                  I hereby release and discharge the Company and its divisions, affiliates, parents, subsidiaries, predecessor and successor corporations, and the past and present directors, officers, management committees, shareholders, agents, servants, employees, representatives, administrators, partners, general partners, managing partners, limited partners, benefit plan fiduciaries and administrators, assigns, heirs, successors or predecessors in interest, adjusters and attorneys, from all rights, claims, causes of action and damages, both known and unknown, in law or in equity, concerning and/or arising out of my employment with the Company before the date of this Waiver and Release that I now have, or ever had, including, without limitation, all rights, claims, causes of action or damages arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Older Workers' Benefit Protection Act, Employee Retirement Income Security Act, the Americans with Disabilities Act, the California Fair Employment and Housing Act and the California Labor Code.

         I specifically waive and relinquish all rights and benefits afforded by California Civil Code section 1542. I understand and acknowledge the significance and consequences of this specific waiver of section 1542. California Civil Code section 1542 states as follows:

                  A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.


Dated:
      -----------------------              -------------------------------------
                                           Michael A. Sternberg

                                    EXHIBIT C
                                    ---------

                       FORM OF PROPRIETARY INFORMATION AND
                       -----------------------------------
                         INVENTION ASSIGNMENT AGREEMENT
                         ------------------------------